SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2004

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 5. Other Events

On January 23, 2004, CNB Financial Corporation, the parent company of County National Bank, announced reported earnings of $2.4 million or $0.65 per share for the fourth quarter of 2003. This represents a 1.2% increase over the same period of 2002. For the full year of 2003, the Corporation’s earnings were $9.1 million, representing $2.46 per share, compared to $8.7 million, or $2.38 per share, in 2002, yielding year-to-year growth in earnings of 4.5%.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibits:

99	Press Release Announcing: Fourth Quarter and 2003 Earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: January 26, 2004	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Treasurer